BUSINESS OPERATING AGREEMENT
[translation]

THIS BUSINESS OPERATING AGREEMENT (this “Agreement”) is made on May 23, 2007, and is entered into in Xi’an City of China

BETWEEN

Vallant Pictures Entertainment Co., Ltd., with a registered address at OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands (“ Party A ”),

AND

Xi’an TV Media Inc., with a registered address at Room 2802, Block B, Zhong Lian Yi Hua Yuan, No. 190 Wen Yi Bei Road, Xi’an City, China (“ Party B ”),

AND

Shareholders holding 62.61% of the outstanding shares of Party B (the “Shareholders of Party B” or “Party C”).

Party A and Party B, and Shareholders of Party B are referred to collectively in this Agreement as the “Parties”.

RECITALS

1.  Party A, a company limited by shares and incorporated under law of British Virgin Islands and has the expertise in providing consultancy advice and services in relation to the production of television mini-series, features and commercials;

2.  Party B a private-owned limited company incorporated in Xi’an City of China and is engaged in the business of (1) production and distribution of television mini-series, features and commercials; (2) production and agency service of printed and outdoor advertisements; (3) planning and organization cultural events and arts performance; (4) agency and training of artists; (5) design and production of stage performance; (6) leasing of lightings, sound and filming facilities; (7) information technology network construction, operation and maintenance; (8) development and construction of studios as tourism facilities (the “Business”);

3.  The undersigned Shareholders of Party B collectively own over 62.61% of the equity interests of Party B;

4.  Party A has established a business relationship with Party B by entering into the “Technical Consultancy & Services Agreement” (hereinafter referred to as the “Services Agreement”);

5.  Pursuant to the above-mentioned agreement between Party A and Party B, Party B shall pay a certain amount of money to Party A. However, the relevant payable account has not been paid yet and the daily operation of Party B will have a material effect on its capacity to pay such payable account to Party A;

6.  The Parties are entering into this Agreement to clarify matters in connection with Party B’s operations.

NOW THEREFORE, all parties of this Agreement hereby agree as follows through mutual negotiations:

1.  GUARANTEE. Party A agrees, subject to compliance of the relevant provisions of this Agreement by Party B, as the guarantor for Party B in the contracts, agreements or transactions in connection with Party B’s operation between Party B and any other third party, to provide guarantee for the performance of such contracts, agreements or transactions to the extent of 62.61% of all the liabilities undertaken by Party B that become due and outstanding within 12 months (“Guarantee Liability”). Party B agrees, as the counter-guarantee, to pledge 62.61% of its assets, including but not limiting to 62.61% of its accounts receivable, to Party A.

2.  OPERATIONAL RESPONSIBILITIES. In consideration of the requirement of Article 1 herein and assuring the performance of the various operation agreements between Party A and Party B and the payment of the payables accounts by Party B to Party A, Party B together with its shareholders Party C hereby jointly agree that Party B shall not conduct any transaction which may materially affects its assets, obligations, rights or the operations of Party B (excluding the business contracts, agreements, sell or purchase assets during Party B’s regular operation and the lien obtained by relevant counter parties due to such agreements) unless the obtainment of a prior written consent from Party A, including but not limited to the following:

2.1.	To borrow money from any third party or assume any debt;
2.2.	To sell to or acquire from any third party any asset or right, including but not limited to any intellectual property right;
2.3.	To provide any guarantees to any third parties using its assets or intellectual property rights;
2.4.	To assign to any third party its business agreements.

3.  ADVICE. In order to ensure the performance of the various operation agreements between Party A and Party B and the payment of the various payables by Party B to Party A, Party B together with its shareholders Party C hereby jointly agree to unconditionally accept, from time to time, advice regarding corporate policy advise provided by Party A in connection with company’s daily operations, television program production and distribution, screenplay and script creation, financial management and the employment and dismissal of the company’s employees.

4.  BOARD MEMBER AND MANAGEMENT. Party B and Party C hereby jointly agree that Party C shall appoint the person recommended by Party A as the directors of Party B such that the persons recommended by Party A shall take up over a simple majority of the board seats of Party B, and Party B shall appoint Party A’s senior managers as Party B’s senior officers and management. Party C shall guarantee over a simple majority of Party B’s appointed directors should not vote against the interest of Party A.

5.  PRIORITY BORROWER. Party B together with its shareholders Party C hereby jointly agree and confirm that Party B shall seek for loans from Party A first to cover the needs of any loan of working capital; and Party A shall provide such loan to Party B to the extent of 62.61% of its total loan requirement.

6.  PLEDGE. Party B shall permit and cause Party C to pledge the equity interests of Party B to Party A for securing the obligation in accordance with this Agreement in a separate pledge agreement.

7.  ASSIGNMENT. No part of this Agreement shall be assigned or transferred by either Party without the prior written consent of the other Party. Any such assignment or transfer shall be void. Party B hereby agrees that Party A may assign its rights and obligations under this Agreement as it needs and such transfer shall only be subject to a written notice sent to Party B by Party A, and no any further consent from Party B will be required

8.  TERM. This Agreement shall take effect on the signing date of this Agreement and shall remain in full force and effect until Party B becomes bankruptcy or insolvent or is the subject of proceedings or arrangements for liquidation or dissolution or ceases to carry on business pursuing to its Article of Association.

9.  TERMINATION. Party A has the right to terminate this Agreement if : (a) Party B has committed a material breach of this Agreement; or (b) Party B amended the Services Agreement without obtaining prior consent from Party A.

10.  GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China (“PRC Laws”). If there are no applicable PRC laws, this Agreement shall be governed by the general practices of international trade. During the term of this Agreement, if the existing PRC Laws are amended or new PRC Laws become effective (“Change of Governing Laws”), all Parties hereto agree to execute amendment and/or supplement of this Agreement to reduce the adverse effect on any Parties due to Changes of Governing Laws.

11.  DISPUTE RESOLUTION. The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation within thirty (30) days. In case no settlement can be reached through consultation, each party can submit such matter to Xi’an Arbitration Center for arbitration in accordance with its rules. Any resulting arbitration award shall be final and conclusive and binding upon all the parties.

12.  GENERAL

12.1.	This Agreement has been executed in four (4) duplicate originals in English, each Party has received one (1) duplicate original, and all originals shall be equally valid.

12.2.
Any amendment and supplement of this Agreement shall be made in writing. The amendment and supplement duly executed by all parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

IN WITNESS WHEREOF both parties hereto have caused this Agreement to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

PARTY A:
Vallant Pictures Entertainment Co., Ltd.	/s/ Li Bin
Director
Li Bin

PARTY B:
Xi’an TV Media Inc	/s/ Dean Li
Authorized Signature
Dean Li

PARTY C:
For and on behalf of Shaan’xi Western Capital & Investment Management Co., Ltd	/s/ Dean Li
Authorized Signature
Dean Li

Li Bin
Owns 4.67% of Xi’an TV Media Inc	/s/ Li Bin
Li Bin

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